UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HIGHLAND TRANSCEND PARTNERS I CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

16 Fayerweather Street Cambridge, MA	02138
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	The New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-250125
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and redeemable warrants to purchase Class A ordinary shares of Highland Transcend Partners I Corp. (the “Company”). The description of the units, Class A ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-250125) initially filed with the Securities and Exchange Commission on November 16, 2020, as amended (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-250125), filed with the Securities and Exchange Commission on November 24, 2020).
3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-250125), filed with the Securities and Exchange Commission on November 20, 2020).
3.2	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-250125), filed with the Securities and Exchange Commission on November 20, 2020).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-250125), filed with the Securities and Exchange Commission on November 20, 2020).
4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-250125), filed with the Securities and Exchange Commission on November 20, 2020).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-250125), filed with the Securities and Exchange Commission on November 20, 2020).
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-250125), filed with the Securities and Exchange Commission on November 20, 2020).
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-250125), filed with the Securities and Exchange Commission on November 20, 2020).
10.3	Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-250125), filed with the Securities and Exchange Commission on November 20, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

HIGHLAND TRANSCEND PARTNERS I CORP.

By:	/s/ Ian Friedman
Name: Ian Friedman
Title: Chief Executive Officer

Dated: December 1, 2020